Exhibit 10

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                           General Electric Capital Corporation






                                                     May 8, 1994

Kemper Corporation
One Kemper Drive
Building 3 - 3rd Floor
Long Grove, Illinois  60049




Gentlemen:

     General Electric Capital Corporation ("GE Capital") is hereby offering to acquire Kemper Corporation ("Kemper") for $60 in cash per share of common stock in a merger transaction; subject to the satisfactory completion of due diligence by GE Capital and the satisfaction of the other conditions more fully described below.

     GE Capital's $60 per share cash offer (the "Offer") is subject to the following conditions:

     1. GE Capital will be permitted to conduct, as soon as practicable following the execution of this letter, a full due diligence review of all material aspects of the businesses and operations of Kemper through the examination of all material files and records and interviews with Kemper employees at all management levels, including, without limitation, the right to conduct a full review of Kemper's entire real estate portfolio and the files with respect to all of Kemper's past, present and potential litigation, contingent liabilities (including environmental liabilities) and regulatory examinations and investigations.

     2. The execution and delivery of a mutually satisfactory merger agreement containing customary terms and conditions for transactions of this nature, including the satisfaction of all regulatory requirements and obtaining all regulatory approvals and the requisite approvals of the Boards of Kemper funds.

     Kemper has advised GE Capital that, in light of the Offer, the Kemper Board of Directors has authorized its management and advisors to take all appropriate actions to maximize value for Kemper stockholders.

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Kemper Corporation
May 8, 1994
Page Two



     Kemper and GE Capital hereby agree that each will vote its proxies at the Kemper Annual Meeting of Stockholders to be held on May 11, 1994 to adjourn such meeting prior to the taking of any vote on the election of directors. The meeting will be adjourned until 10:00 a.m. on August 22, 1994.

     GE Capital and Kemper each hereby also agrees to issue the joint press release attached hereto as Appendix I and that each will consult with the other before issuing any additional press releases or announcements with respect to the terms of this letter agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copy of this letter where indicated below.

                              Very truly yours,

                              GENERAL ELECTRIC CAPITAL CORPORATION



                              By:/s/PAUL A. STREET
                                 ---------------------------------
                                 Paul A. Street
                                 Senior Vice President


Accepted and Agreed:


KEMPER CORPORATION




By:/s/JOHN H. FITZPATRICK
   ----------------------
   John H. Fitzpatrick
   Executive Vice President


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